Exhibit 8.1

Significant Subsidiaries

Corporate Express NV is the parent company of a group of companies (the Group). The significant subsidiaries of the Group as at 31 December 2007 are listed below. The equity interest of Corporate Express in these subsidiaries is 100% unless stated otherwise. The full list containing the information referred to in article 379 and 414 of book 2 of the Dutch civil code is filed at the office of the Chamber of Commerce in Amsterdam. The addresses of these companies can be viewed on our website: www.cexpgroup.com.

Office Products US

Division headquarters in Denver, CO, USA

•      Corporate Express, Inc. - Broomfield, CO, USA

•      Corporate Express Imaging and Computer Graphic Supplies - Deerfield Beach, FL, USA

•      Corporate Express Document & Print Management, Inc. - Omaha, NE, USA

•      Corporate Express Promotional Marketing, Inc. - St. Louis, MO, USA

Office Products Canada

•      Corporate Express Canada, Inc. - Headquarters in Mississauga, ON, Canada

Office Products Europe

Division headquarters in Amsterdam, the Netherlands

•      Corporate Express Europe BV - Amsterdam, the Netherlands

•      Corporate Express Europe Import BV – Amsterdam, the Netherlands

•      Corporate Express GmbH & Co – Wels, Austria

•      Corporate Express Belgium NV- Wemmel (Brussels) , Belgium

•      Corporate Express France SAS - Bondoufle (Paris), France

•      Corporate Express Deutschland GmbH & Co. Vertriebs KG – Stuttgart, Germany

•      Corporate Express Hungaria Kereskedelmi Kft – Budapest, Hungary

•      Corporate Express (Ireland) Ltd – Dublin, Ireland

•      Corporate Express SpA - Cusago (Milan), Italy

•      Corporate Express Luxembourg Sarl- Howald (Hesperange), Luxembourg

•      Corporate Express Nederland – Almere, the Netherlands

•      Corporate Express Nordic AS - Oslo, Norway

•      Corporate Express Danmark A/S - Espergærde (Helsingør), Denmark

•      Corporate Express Polska Sp.zoo – Gdynia, Poland

•      Corporate Express Svenska AB – Borås (Goteborg), Sweden

•      Corporate Express  Sverige AB – Växjö, Sweden

•      Corporate Express España SA  – Madrid, Spain

•      Corporate Express UK Ltd - Birmingham, United Kingdom

Office Products Australia

Division headquarters in Sydney, Australia

•      Corporate Express Australia Ltd (58.8%) - Rosebery, Sydney, NSW, Australia

•      Corporate Express New Zealand Ltd (58.8%) – Auckland, New Zealand

Global sourcing activities

•      Corporate Express Asia Ltd - Hong Kong

Printing Systems

Division headquarters in Amsterdam, the Netherlands

•      Plantin NV - Brussels (Evere), Belgium

•      BTI-Hellas AEE - Metamorphosis (Athens), Greece

•      Macchingraf SpA - Ospiate di Bollate (Milan), Italy

•      Tetterode-Nederland BV – Amsterdam, the Netherlands

•      Maquinaria Artes Gráficas Hartmann, SA - Cornellà de Llobregat (Barcelona), Spain

•      Veenman BV - Capelle a/d IJssel (Rotterdam), the Netherlands

Other

•      Corporate Express International BV - Amsterdam, the Netherlands

•      Corporate Express Nederland Holding BV – Amsterdam, the Netherlands

•      Corporate Express Shared Service Center (Europe) NV – Hasselt, Belgium

•      Corporate Express Silver SA - Luxembourg

•      Corporate Express Silver Europe BV – Amsterdam, the Netherlands

•      Corporate Express Silver Financing - LLC - Delaware, USA

•      Corporate Express Silver US, LLC - Delaware, USA

•      Corporate Express US Finance Inc. - Broomfield, CO, USA